INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED PURSUANT TO RULE 406 OF THE SECURITIES ACT OF 1933, AS AMENDED, IS OMITTED AND IS NOTED WITH **. A COPY OF THIS AGREEMENT, INCLUDING ALL INFORMATION FOR WHICH CONFIDENTIAL TREATMENT HAS BEEN REQUESTED HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                                                                   EXHIBIT 10.13

                                    AGREEMENT

         This agreement (the "Agreement") is effective as of December 1, 2003 ("Effective Date"), between Citibank (South Dakota), N.A., Citibank USA, N.A. and Citicorp Credit Services, Inc. (these entities referred to herein individually and collectively as "Citi"), and Intersections Inc., having a place of business at 14901 Bogle Drive, Suite 300, Chantilly, VA 21051 ("Intersections"). This Agreement governs certain benefits and features of a program to be marketed by Citi, which benefits and features, along with any other benefits or features agreed by the parties in accordance with the Agreement, shall be delivered by Intersections hereunder for the purpose of allowing Citi to offer a credit monitoring service to Customers of Citibank (South Dakota), N.A. and Citibank USA, N.A. and to customers of Citi's Affiliates, as well as the services related to such program that Intersections shall provide to Citi and such Customers. This Agreement is made in respect of good and valid consideration, receipt of which is hereby acknowledged by each party.

ARTICLE I. DEFINITIONS

"Affiliate" of an entity means an entity controlled by, controlling or under common control with that entity, through ownership of more than a majority of voting stock or equity.

"Citi Website" has the meaning as defined in Article IV.C. below.

"Confidential Information" means information, materials and data that are confidential and proprietary to each party, and in the case of Citi, confidential and proprietary to its Affiliates, to which the other party may have access during the term of this Agreement. Confidential Information includes without limitation (i) marketing philosophy, techniques, practices, objectives, strategies, methodology, targeting methods, market research and results, competitive advantages and disadvantages, financial results, technological developments, response rates, trade secrets, processes, procedures, plans, policies, business affairs, discoveries, hardware, software, screens, specifications, designs, and intellectual property: and (ii) the provisions of this Agreement and rights and obligations hereunder (other than as are made generally available by the parties). In the case of Citi, its Confidential Information also includes (x) Customer Information; and (y) demographic, behavioral, credit, account and other information relating to Customers recorded or generated by Intersections.

"Customer" means primary and secondary accountholders of credit and other cards issued by Citi, including cards relating to accounts or portfolios that may be acquired by Citi, and deposit and loan accountholders of Affiliates of Citi.

"Customer Information" means Nonpublic Personal Information of Customers obtained or received by Intersections in connection with the Program or the Services, including names, addresses (including email addresses), phone numbers, and Social Security Numbers of Customers. Notwithstanding anything to the contrary in the foregoing, Customer Information does not include information obtained or received by Intersections independent of the Program or Services.

"Derivative Work" has the meaning as defined in the United States Copyright Act.

"Fulfillment Materials" means any and all communications, oral, written or electronic, from Intersections to Customers, regarding the Program, including, but not limited to, membership credit profile fulfillment kits; follow-up notifications; Notify Express credit alerts; voice response technology and customer service scripts and screens (both inbound and outbound and including questions and answers); newsletters; Website text and presentation; and electronic mail.

"Marketing Materials" means any and all communications, oral, written or electronic, from Citi to Customers, regarding the Program, including, but not limited to, solo mailings; snap-packs; postmailers; credit card mailers; scripts, including voice response technology and telemarketing scripts and screens (both inbound and outbound and including questions and answers); bangtails; insert mailings; renewal mailings; inquiry notifications and newsletters; Website and Citi Website text and presentation; media advertising; and electronic mail.

"Nonpublic Personal information" has the meaning as defined in the Gramm-Leach-Bliley Act, 15 U.S.C. 6801 et seq.

"Participating Customers" means Customers who, in accordance with this Agreement, agree to enroll, or otherwise accept or participate, in the Program.

"Phase I" has the meaning provided in Article IV.C. below.

"Phase II" has the meaning provided in Article IV.C. below.

"Program" means the credit monitoring product Citi has decided to market initially under the name "Citi(SM) Credit Monitoring Service" with certain benefits and services to be provided by Intersections, as described in Attachment A to this Agreement or otherwise agreed by the parties in writing.

"Services" means certain Program benefits, products, security and confidentiality measures, reporting, the Website maintained by Intersections and dedicated to the Program, and other activities undertaken by Intersections with respect to Citi or Customers in connection with the Program, all as set forth in this Agreement and all obligations of Intersections pursuant to this Agreement.

"Website" means the Citi-branded website designed in part by Citi and developed and hosted by Intersections for Citi on which Customers can enroll in the Program and Participating Customers can access certain Program benefits.

ARTICLE II. GENERAL OBLIGATIONS OF INTERSECTIONS

         A. Intersections shall provide Services in connection with the Program to Citi and to Participating Customers including all the benefits and features contained in Attachment A, attached hereto and incorporated herein, and in accordance with the descriptions of such benefits in the Marketing Materials. Such benefits and features may not be modified, deleted or otherwise adjusted by Intersections without the express written consent of Citi. Citi may at any time, upon reasonable prior written notice to Intersections, delete any benefit or feature from the

Program. The parties shall first discuss reasonably and in good faith any decision by Citi to delete any benefit or feature, but any final decision with respect to such a deletion shall be in Citi's sole discretion; provided that in no event shall Citi require the deletion of the features or benefits described in Attachment A, except as set forth in Attachment A, or agreed by the parties in writing, without Intersections' written consent.

         B. Intersections shall perform the Services that are described herein, including but not limited to, initial and on-going fulfillment which shall consist of accessing and retrieving the credit information that is a benefit of the Program, transmitting such credit information to Participating Customers; and customer service.

         C. In undertaking Services pursuant to this Agreement, Intersections shall comply with the applicable provisions of (i) the Information Security Standards for Citi Cards Cross-Sell Third Party Vendors set forth in Attachment B; (ii) the Customer Service Performance Standards set forth in Attachment D; and (iii) the Ten Principles of the Citigroup Privacy Promise set forth in Attachment E; each of which Attachments is appended hereto, incorporated by reference and made a part of this Agreement. Citi reserves the right to modify the documents listed in this Paragraph II.C. upon forty-five
(45) days advance written notice to Intersections.

ARTICLE III. SUBCONTRACTORS

         A. Intersections shall not use any subcontractor or agent to perform Services pursuant to this Agreement unless Citi gives its prior written consent and Intersections ensures that such subcontractor or agent (i) has executed a written agreement to comply in effect with all applicable terms of this Agreement (including its Attachments) and (ii) does not take any action in violation of such written agreement.

         B. Intersections shall remain primarily responsible to Citi for the performance or nonperformance of its subcontractors and agents and their respective employees, subcontractors and agents. Citi shall have the right to require Intersections to replace any such subcontractor or agent within thirty
(30) days of Citi's written notice for failure to perform in accordance with this Agreement.

ARTICLE IV. MARKETING

         A. Subject to the terms and conditions of this Agreement, Citi, in its sole discretion, may elect to make the Program available to those Customers as Citi deems appropriate. Within its sole discretion, Citi may market the Program with the full support and cooperation of Intersections in accordance with this Agreement through (i) direct mail solo mailings; (ii) during Phase II (as such term is defined in Article IV.C. below) the Citi Website, which may be linked to the Intersections' Website created pursuant to Article VII. hereof;
(iii) promotional offers mailed to Customers inserted in Customer billing statements or other Citi communications to Customers; (iv) outbound and inbound telemarketing to Customers; and (v) any other method agreed by the parties in a further writing.

         B. Citi may market other products and services (each a "Citi Product") in connection with the Program. The Citi Products may be marketed under the same mark as the Program or such other mark as is designated by Citi, subject to Article VI. A. and B. below. Marketing of the Citi Products shall be subject to the following conditions:

     (1) Citi may insert marketing messages or materials concerning Citi Products in the Fulfillment Materials, or Marketing Materials that Intersections is required to create or deliver, to the extent space for such messages or materials reasonably may be made available therein. In connection with such insertion, Citi shall pay to Intersections the insertion and other applicable fees set forth in Attachment G, or as otherwise agreed to by the parties, and reimburse Intersections for its actual out-of-pocket costs, including without limitation shipping and materials costs;

     (2) The consumer disclosures in the Fulfillment Materials and Marketing Materials shall reasonably identify for the Customer that Intersections delivers the Program benefits, other than the Citi Products, directly to the Customer; and

     (3) Intersections may decline to accept insertion of materials for a Citi Product based upon the occurrence or reasonable expectation of any judicial or governmental investigation or adverse publicity in connection with the Citi Product or if Intersections reasonably concludes that such materials could harm its business or reputation.

         C. Subject to further agreement of the parties in writing, Participating Customers will be given the ability to enroll for the Program through the Citi Website at the URL www.creditmonitoring.citi.com or any other URL belonging to Citi and designated for the Program (the "Citi Website") in place of the ability to enroll via the Website. For purposes of this Agreement
(a) the Program prior to implementation of that capability on the Citi Website is referred to as "Phase I," and (b) the Program including that capability on the Citi Website is referred to as "Phase II."

         D. For purposes of clarification, the parties agree that Citi, and not Intersections, is the "Seller" of the Program as the term "Seller" is defined in the Federal Trade Commission's amended Telemarketing Sales Rule, 310 C.F.R. Section 310.2(z) (the "TSR"), and the Program is sold by or on behalf of Citi, and not Intersections, within the meaning of the Telephone Consumer Protection Act, 47 U.S.C. Section 227 et seq.. and related regulations issued under it (collectively, the "TCPA"). Citi shall comply with the TSR as applicable, TCPA, and other laws, regulations and rules governing the sale of the Program. Nothing in the foregoing, however, is intended to diminish the specific rights and obligations of the parties set forth in the Agreement. Notwithstanding this Article IV.D., Citi acknowledges and agrees that under the Agreement (a) Intersections delivers all consumer report and information directly to the Participating Customer, and does not resell any consumer report or information to Citi, or otherwise provide Citi any right, title or interest in, use of, or access to, any consumer report or information; and (b) on Intersections' behalf, Citi obtains the Participating Customer's authorization for Intersections to retrieve and use the Participating Customer's report and information.

         E. With respect to the Program, Citi shall comply with the obligations of a "financial institution" providing a "financial product" under the Office of the Comptroller of the Currency's Final Rule on Privacy of Consumer Information, 12 C.F.R. Section 40 et seq., including without limitation providing to each Participating Customer, and complying with, Citi's privacy policy applicable to Nonpublic Personal Information. Citi's privacy policy shall not contain any prohibition against use or disclosure by Intersections of Customer Information as necessary for Intersections to perform under the Agreement or as permitted under 12 C.F.R. Section 40.14 or 40.15.

ARTICLE V. DEVELOPMENT OF MARKETING AND FULFILLMENT MATERIALS

         A. Citi shall develop all Marketing Materials used to solicit memberships in the Program. Citi shall submit such Marketing Materials to Intersections, for its review and prior approval of, those portions of any such material that describe the Program, refer specifically to Intersections, or relate to the Program, including without limitation any portion which may expressly or implicitly create or modify any description, representation, warranty, term or condition with respect to the Program.

         B. Intersections shall develop all Fulfillment Materials, upon prior written approval by Citi, provided nothing in the foregoing shall require Intersections to modify the portions of the Fulfillment Materials that present or describe a Participating Customer's credit score or credit information. Intersections shall obtain Citi's written approval prior to changing any Fulfillment Materials.

         C. The Marketing Materials, Fulfillment Materials, and other communications used to market and distribute the Services shall disclose to Participating Customers in a reasonable manner each party's role as set forth in
Article IV.C. above.

ARTICLE VI. PROPRIETARY RIGHTS

         A. The "Citi" portion of the Citi Credit Monitoring Service brand name under which the Program will be monitored is a mark belonging to Citicorp, an Affiliate of Citi. Citi may from time to time develop additional marks for use in marketing the Program ("New Citi Program Marks"); provided that prior to the use of such mark by Citi, (a) Citi notifies Intersections in writing that it believes it has the right to use such mark in connection with the Program and grant Intersections the right to use the mark as further set forth in this
Article VI; and (b) Intersections does not make any written objection to the use of such New Citi Program Mark(s).

         B. Each party ("Licensor"), on behalf of itself or its Affiliates, grants to the other party ("Licensee") for the term of the Agreement, a limited, non-exclusive, non-transferable, royalty-free right to use the trademarks, trade names, service marks and logos as shown on Attachment F ("Marks"), only in the manner shown and only for the uses set forth in Attachment F, as amended from time to time in a writing signed by the parties, solely in the United States in connection with the Program. Licensee shall submit to Licensor all uses of the Marks that Licensee proposes to make in connection with the license granted in this Article VI for Licensor's written approval in Licensor's sole discretion. Each Licensee shall include any reasonable notices regarding Licensor's Marks, as requested by Licensor. Each party also grants to the other party for the term of the Agreement, a limited, non-exclusive, non-transferable, royalty-free right to use photographs and screenprints provided by one party to the other, in connection with the Program.

         C. Each Licensee acknowledges and agrees that the Licensor and/or its Affiliates, as the case may be, is the owner of all right, title and interest in and to the Licensor's Marks and all goodwill associated therewith and acknowledges the validity of the Licensor's Marks and of all trademark and service mark registrations and applications pertaining thereto. Each Licensee agrees that it shall uphold the goodwill inherent in the Licensor's Marks and to assist the Licensor or its Affiliates, at the Licensor's expense, to protect the Licensor or its Affiliates' rights therein. All use of the marks by each Licensee, and the goodwill generated thereby, shall inure to the benefit of the Licensor or its Affiliates and shall not vest in the Licensee. Each Licensee shall not, directly or indirectly, contest or challenge the validity or enforceability of each Licensor's Marks and/or Licensor's or its Affiliate's ownership thereof. To the extent that Licensee is deemed to have any ownership rights in the Licensor's or its Affiliate's Marks, at Licensor's written request, Licensee shall assign such rights to Licensor or to an Affiliate designated by Licensor. During the term of the Agreement, Licensee shall not adopt, use, or register, whether as a corporate name, trademark, service mark, Internet domain name or other indication of origin, any of Licensor's Marks. Notwithstanding anything to the contrary in the foregoing, Intersections does not acknowledge or agree to any exclusive proprietary interest or right of Citi in the phrase "Credit Monitoring Service."

         D. Unless necessary for the performance of Services or as may be required by law, neither party shall use the other party's name or the name of a party's Affiliate in any sales publication or advertisement or make any public statement or respond to any third-party inquiry relating to the other party or its Affiliates without obtaining the other party's prior written consent. Use permitted under this Article VI includes without limitation filings required in connection with public traded debt or equity and filings or reports required by regulators.

         E. Citi shall be the owner of the copyright in the Marketing Materials; provided, however, that nothing in the foregoing conveys any copyright of Intersections in any credit information that Intersections creates, produces or prepares, other separate works of authorship supplied by Intersections for use in the Marketing Materials, any Derivative Work of any of the foregoing, or the Intersections Marks.

         F. Intersections shall be the owner of the copyright in the Fulfillment Materials provided to Participating Customers through channels other than the Website; provided, however, that nothing in the foregoing conveys any copyright of Citi in the Citi Plain Language Box, and Citigroup Privacy Policy, other separate works of authorship supplied by Citi for use in the Fulfillment Materials, any Derivative Works of any of the foregoing, or the Citi Marks.

         G. Intersections shall be the owner of the copyright in the Website; provided, however, that nothing in the foregoing conveys any copyright of Citi in the Landing Page, Page Headers, Page Footers, Citi Plain Language Box, Citigroup Privacy Policy, any of the foregoing elements as used in the Enrollment Section , the Identity Theft Section supplied by Citi, other separate works of authorship supplied by Citi for use on the Website, any Derivative Works of any of the foregoing, or the Citi Marks.

         H. Each party licenses to the other the nonexclusive, nontransferable right, during the term of the Agreement in the United States only, to use any work of authorship contributed by the licensing party to the Marketing Materials or Fulfillment Materials. Such use must be limited to performance of the licensee party's obligations under this Agreement, in the manner for which the licensing party provided the Intellectual Property.

         I.       The parties acknowledge that the provisions of this Article
VI. constitute material obligations of the parties hereunder. Ownership of the copyrights in the Citi Website shall be negotiated by the parties reasonably and in good faith as part of the agreement contemplated in Article IV.C. above.

ARTICLE VII. WEBSITE

         A. Intersections shall develop and maintain the Website solely dedicated to the Program for the purpose of enabling Customers to enroll online and to access the Program online and offline, as the Participating Customer chooses. During the term of this Agreement, Intersections shall make any changes to the Website that Citi reasonably deems necessary for the Program, upon prior agreement by the parties as to the feasibility and the timing of such changes, and the payment of reasonable associated costs. Prior to Phase II, Customers who wish to enroll in the Program online will do so directly on the Website. Citi will include the URL for the Website, which shall be www.creditmonitoring.citi.com, in its Marketing Materials. Participating Customers who successfully enroll in the Program on the Website will then be able to access the Program benefits provided by Intersection both online and offline. During Phase II, such Participating Customers will use the Website solely for the purpose of accessing the Program benefits provided by Intersections.

         B.       **.
_________________
** This information is confidential and has been omitted and separately filed with the Securities and Exchange Commission.




         C. The Website will be branded in accordance with Citi's specifications and subject to Citi's approval as set forth in Article V, and will contain the name "Citi(SM) Credit Monitoring Service." At such time as Citi permits Customers to enroll on www.creditmonitoring.citi.com, access to the Website by such Customers will be from the Citi website on which they enroll. Intersections will display a link to Citi's security and privacy policies on the Website and will comply with such policies at all times. A Customer who clicks on the link will be brought to a Citi site containing such policies.

         D. Intersections shall obtain all necessary consents and authorizations for the provision of the Website content from the credit reporting agencies and any other entities that supply any portion of such content. Intersections shall ensure that neither the Services nor the Website will infringe on the proprietary or ownership rights, or right of publicity or privacy, of any party. Furthermore, Intersections shall ensure that none of the names, marks, graphics or other content on the Website, nor any work product created by Intersections pursuant to this Agreement, infringe on the proprietary rights including, but not limited to, the trademark, copyright, patent rights, of any third party. Nothing in the foregoing makes Intersections responsible in any manner for the Citi Marks, other content, work product, work of authorship, invention, information or other matter supplied by Citi.

         E. Intersections shall ensure that the Website shall not contain, or link directly to another website that may contain, any material, which in Citi's reasonable judgment; (i) is illegal, improper or vulgar; (ii) is defamatory, trade libelous, threatening or obscene: (iii) promotes violence or hate speech; (iv) violates laws regarding unfair competition, non-discrimination or false advertising; (v) has or may have a negative impact on Citi's intellectual property rights; or (vi) otherwise reflects negatively on Citi or any of its Affiliates.

         F.       **.
_________________
** This information is confidential and has been omitted and separately filed with the Securities and Exchange Commission.


         G.       **.
_________________
** This information is confidential and has been omitted and separately filed with the Securities and Exchange Commission.

         H. In connection with its operation of the Website, Intersections will comply with any and all regulatory rulings, and advice, including but not limited to advisories and bulletins that apply to websites owned and operated by Citi, within the time frames mandated by such regulatory rulings, and advice, provided Citi promptly notifies Intersections of its receipt of such rulings and advice. In the event such compliance would add to Intersections' actual internal or out-of-pocket costs of providing the Services hereunder, then the parties shall work together reasonably and in good faith to apportion such costs in an equitable manner.

ARTICLE VIII. DEDICATED ACCOUNT MANAGER

         Intersections shall designate at least two account managers for the Program, subject to the prior approval of Citi, who shall be dedicated on a full-time basis to managerial responsibilities with respect to the Program. Intersections shall designate such other of its employees to the Program on a full-time or part-time basis as the parties may determine from time to time upon their mutual consent. Citi shall have the right to require Intersections to replace any account manager, if Citi has sent to Intersections written notice that such account manager has failed to perform his or her duties to the satisfaction of Citi or otherwise failed to comply with any requirement with respect to the Program, and such failures have not been addressed in a manner satisfactory to Citi within thirty (30) days of such written notice.

ARTICLE IX. PROCESSES

         A. Each party shall be responsible for and shall perform the processing and other responsibilities assigned to in Attachment H to this Agreement, or as otherwise agreed by the parties in a further written agreement. Intersections will mail fulfillment materials to a Participating Customer, in accordance with the provisions of Article XII. hereof.

         B. Notwithstanding the foregoing, no Customer's agreement to enroll will be deemed to be complete and effective until (1) the Customer is informed and agrees that his or her Citi Card account will be billed for the membership fees, and (2) the Customer successfully passes Intersections' authentication and verification processes. Upon satisfaction of each of the foregoing, each such Customer shall be deemed enrolled.

ARTICLE X. BILLING AND CREDITING PARTICIPATING CUSTOMERS

**
_________________
** This information is confidential and has been omitted and separately filed with the Securities and Exchange Commission.

ARTICLE XI. FILES OF PARTICIPATING CUSTOMERS

         A. Intersections shall transmit to Citi on a daily basis batch files with respect to Participating Customers who have enrolled in the Program on the Website during Phase I. Such files will contain the names, addresses, phone numbers and PGP-encrypted account numbers of such Participating Customer, as well as any other information the parties may agree upon.

         B. Citi shall transmit to Intersections on a daily basis batch files with respect to Participating Customers who have enrolled in the Program during a telemarketing solicitation or through a written application in response to a direct mail solicitation. Such files will contain the names, addresses, phone numbers and encrypted account numbers (sequence numbers), authorization record, as well as any other information the parties may agree upon.

         C. Citi shall set up and maintain files with respect to Participating Customers. It shall, on a monthly basis, notify Intersections of changes to Participating Customer addresses (including email addresses) and phone numbers, to the extent that such changes are known to Citi.

         D. Citi shall promptly notify Intersections of any cancellation of the Program by a Participating Customer.

ARTICLE XII. MEMBERSHIP FULFILLMENT KITS

         A. Intersections, at its sole expense, shall mail membership fulfillment kits, by means of first class mail, to all new Program members who have enrolled in the Program through channels other than online channels (i.e., the Website, the Citi Website or email campaigns) within ten (10) business days of its receipt of notice of each enrollment. Each membership fulfillment kit will include, but not be limited to, a Welcome Letter, a description of the Program benefits, any mutually agreed membership benefit materials, and a Citibank Plain Language Box. Intersections shall not be permitted to make any change to the fulfillment kit, without the consent of Citi. Intersections shall furnish to Participating Customers who have enrolled online the online member benefits within thirty (30) minutes of successful enrollment.

         B. To ensure timely enrollment of new Participating Customers and mailing of membership kits, Intersections shall maintain a monthly fulfillment audit process. Intersections shall supply results of such audits and fulfillment kit inventory reports to Citi within five (5) business days of Citi's request. In the event such audit indicates that fulfillment is not in compliance with this Article XII, Intersections shall cure such noncompliance within ten (10) business days of Citi's notice.

         C. Intersections shall at Citi's direction, and upon prior reasonable notice to Intersections, insert in membership fulfillment kits that are mailed to Participating Customers who enroll in the Program through channels other than online channels, quarterly Program letters and notices disseminated to Participating Customers, any Citi materials or materials pertaining to any other program or service available to Customers, subject to Article IV.B above and provided that such materials do not constitute delivery of Citi Products (as defined in Article IV.B above). Such insertion shall be done at no cost to Citi, provided that such materials do not result in increased postage or printing cost to Intersections, are consistent with the dimensions of the Program materials, may be inserted mechanically by machine and do not pertain to a service or any other program competitive with the Program.

ARTICLE XIII. COMPENSATION

         A. Citi shall pay to Intersections the compensation listed on Attachment G.

         B. Such compensation will be all-inclusive and Intersections shall be entitled to no other amounts for its Services hereunder except as otherwise agreed by the parties in writing.

ARTICLE XIV. CUSTOMER SERVICE AND SATISFACTION

         A. Intersections shall respond promptly to all customer service questions with respect to the benefits it provides hereunder. It will refer all questions with respect to billing and cancellation of program membership to Citi. This Article XIV is subject to the specific CCMS Customer Service Flow set forth in Attachment H to this Agreement.

         B. In connection with the Program, Citi may from time to time conduct customer satisfaction surveys of, or may receive comments from Participating Customers regarding the Program. Intersections will, at Citi's request, consult with Citi with respect to any concerns that Citi may have with the quality of the Program as a result of such comments.

ARTICLE XV. CONFIDENTIAL INFORMATION

         A. Each party shall protect and preserve the confidential and proprietary nature of all Confidential Information belonging to the other party and shall use such Confidential Information only for purposes authorized under this Agreement. Without the prior written consent of the other party, neither party shall disclose, give, sell or otherwise transfer or make available, directly or indirectly, any Confidential Information belonging to the other party to any third party for any purpose.

         B. No party shall accumulate in any way or make use of Confidential Information of the other party for any purpose, including the marketing of any Program, other than as authorized by written agreement of the other party, and shall not add to, modify, append, or alter in any way Confidential Information provided by Citi pursuant to this Agreement except as necessary to perform under this Agreement. Each party shall ensure that only its employees, authorized agents, or subcontractors who need to know Confidential Information belonging to the other party in order to perform under the Agreement will receive such Confidential Information and that such persons agree to be bound by, and do comply with, the provisions of this Agreement. Customer Information shall be deemed Confidential Information of Citi for purposes of this Agreement.

         C. These confidentiality obligations shall not apply to Confidential Information that:

             (i) a party specifically and in writing authorizes the other party to disclose;

             (ii) a party received from a third party that had the right to make such disclosure without violation of any confidentiality obligation; provided the receiving party first demonstrates in writing to the other party's satisfaction such asserted right; or

             (iii) is or becomes part of the public domain through no action of the party bound to keep it confidential, and such party first demonstrates in writing to the other party's satisfaction such asserted status of the Confidential Information.

         D. In addition to the exceptions set out in Article XV.C. above, these confidentiality obligations shall not apply to Confidential Information a party is ordered or requested to disclose by a court or agency with appropriate jurisdiction. In the event either party receives a subpoena, court order or other similar process purporting to require such party to disclose, or a request for, Confidential Information belonging to the other party, then the party receiving the subpoena, court order, other similar process or request, shall provide the other party with written notice and documentation thereof as soon as practicable, and shall cooperate fully with such other party in the event that such other party determines to seek a protective order or other remedy with regard to such disclosure.

         E. Each party will not, without the prior written consent of the other party, transmit directly or indirectly the Confidential Information belonging to the other, or any portion thereof, to any country outside the United States.

         F. Each party agrees that, unless prior written authorization is obtained from the disclosing party and from the United States Department of Commerce or other relevant agency of the United States Government, it will not knowingly export, directly or indirectly, the Confidential Information belonging to the other, or the direct product of such Confidential Information, to: (i) any country in Country Group S or Z of the Export Administration Regulations of the Department of Commerce (currently Libya, Cuba and North Korea); (ii) any non-civil (i.e., military) end-users of for any non-civil (i.e., military) end-uses in any country in Country Group Q, W or Y of the Export Administration regulations (currently Albania, Bulgaria, Cambodia, Estonia, Laos, Latvia, Lithuania, Mongolian Peoples' Republic, Romania, the geographic areas formerly known as the Union of Soviet Socialist Republics, Vietnam) or the Peoples' Republic of China; (iii) any country subject to sanctions administered by the Office of Foreign Assets Control (currently Cuba, Iraq, Libya, North Korea, Serbia and Montenegro); or (iv) Iran or Syria.

         G. Each party agrees that any unauthorized use or disclosure of the Confidential Information of the other party may cause immediate and irreparable harm to such other party for which money damages would not constitute an adequate remedy, that such other party would be entitled to seek injunctive relief, and that injunctive relief would in the event of such unauthorized use or disclosure be necessary and appropriate.

         H. Intersections agrees to complete fully and return to Citi a Citi Intersections Information Sheet and Security Audit Questionnaire. Intersections shall notify Citi immediately of any loss or unauthorized disclosure or use of Citi Information that comes to Intersections' attention.

         I. Each party shall notify the other party of any loss or unauthorized disclosure or use of the other party's Confidential Information that comes to its attention.

ARTICLE XVI. COMPLIANCE AUDITS; REPORTING

         A. To verify Intersections' compliance with the terms of this Agreement, Citi or its authorized representatives shall have the right to conduct at Intersections' premises an initial review and, thereafter, quarterly reviews of Intersections' performance hereunder, as well as the performance of any subcontractor or agent authorized to perform Services hereunder ("Audit"). An Audit may include inspection and review of all aspects of Intersections' (i) business practices related to Intersections' performance of Services; (ii) financial condition; (iii) internal controls; and (iv) security reviews. Intersections shall cooperate fully with Citi in any Audit and shall give Citi and its auditors access to its premises for conducting an Audit.

         B. Citi shall give Intersections advance notice of any Audit, and Intersections shall ensure that no action or failure to act on its part, or on the part of its subcontractor or agent, if applicable, will prevent the Audit from beginning within the time period specified in the notice, but in no event later than five (5) days from the date of the notice if the time specified is less than five (5) days. Notwithstanding the above, Citi may conduct an Audit on twenty-four (24) hours prior written or telephonic notice to Intersections if Citi reasonably believes that Confidential Information belonging to Citi has been or is about to be used, accumulated, or disclosed in a manner not permitted hereunder.

         C. In the event that Intersections fails to (i) cooperate in facilitating completion of an Audit required by Citi; or (ii) make any required written report to Citi within the time period specified; Intersections agrees to pay to Citi, as a consequence for each such failure the amount of ** for each day in which such failure continues beyond the date specified in such written notice. Any such payment(s) shall be in addition to (and not in lieu of) any other rights, damages or remedies that Citi is entitled to under the terms of this Agreement, or any applicable law.



_________________
** This information is confidential and has been omitted and separately filed with the Securities and Exchange Commission.


         D. Intersections understands and agrees that the United States Office of the Comptroller of the Currency and any comparable federal or state agency has the right to conduct audits on Intersections' premises. Intersections agrees to cooperate fully with such audits.

         E. Intersections agrees to furnish to Citi copies of (i) any agreements it may sign with a federal, state or local regulatory agency that might affect any Program; (ii) any notices it may receive from a federal, state or local regulatory agency as to its regulatory compliance; (iii) any information it may receive about its evaluation or rating by a consumer affairs agency or bureau (such as the Better Business Bureau) with respect to its business practices; and (iv) any reports of audits conducted internally or by third parties that provide information about or might affect any Program.

ARTICLE XVII. BREACH; CURE

         A. In the event that either party fails to comply fully with any material obligation of this Agreement, the non-breaching party may terminate the Agreement upon thirty (30) days written notice of such breach, provided the breaching party shall not have cured such breach within the thirty (30) day period.

         B. In the event Citi determines to its reasonable satisfaction that any of Intersections' business practices related to its performance hereunder present a risk of unauthorized use or disclosure of Confidential Information belonging to Citi, then Citi shall so notify Intersections in writing and Intersections shall (i) use its best efforts to change such business practices immediately to the reasonable satisfaction of Citi; (ii) provide Citi with daily status reports until resolution of the problem; and (iii) effect any such change not later than three (3) business days following notice by Citi. Upon any failure by Intersections to comply with this Article XVII.B, Citi may, within its sole discretion, terminate this Agreement immediately upon written notice.

ARTICLE XVIII. TERM; TERMINATION

         A. This Agreement shall remain in effect for a period of three years from its Effective Date ("Initial Term"). After the Initial Term, this Agreement shall continue in effect until terminated by either party upon ninety
(90) days written notice delivered to the other party ("Renewal Terms"). The Initial Term and the Renewal terms are referred to herein, collectively, as the "Term." Notwithstanding the foregoing, during the Initial Term or any Renewal Term, each party shall have the right to terminate this Agreement, with or without cause, by giving the other party at least ninety (90) days prior written notice of its decision to terminate, such termination to be effective upon the expiration of such ninety (90) day notice period.

         B. Notwithstanding the foregoing either party may terminate this Agreement immediately, following written notice of discontinuation from the other party based on the occurrence or reasonable expectation of any judicial or governmental action, investigation, or proceeding or adverse publicity in connection with the Agreement or the nonterminating party that the terminating party reasonably concludes could harm its business or reputation, or as to termination by Citi, in the event the results of any ethical hack conducted by Citi pursuant to Article VII.F hereof are unsatisfactory to Citi and the problems noted in the ethical hack are not corrected by Intersections within the time frames set out in Article VII.F.

         C. In the event of Citi's termination of this Agreement, whether with or without cause, Citi may, at its sole option transfer all Participating Customers to another program designated by Citi, at such time as Citi specifies. In such event, Intersections shall continue to service the Participating Customers until the conversion to another Citi-designated program is complete, in a manner as though the Participating Customers were not converting. Intersections shall ensure that appropriate invoices are prepared in accordance with Attachment G to facilitate the payment of compensation to Intersections pursuant to Article XIII hereof. Intersections shall cooperate fully with Citi and/or its designated service Intersections to achieve the complete, orderly, and effective transfer of Participating Customers from Intersections to the new service or program, subject to Intersections' rights in confidential or proprietary information and intellectual property and any credit reporting agency, legal or regulatory restrictions.

         D. Upon expiration or termination of this Agreement, all licenses granted under this Agreement shall immediately terminate and each party shall cease use of, and destroy or return to the other party any tangible or intangible material containing Confidential Information of the other party. Each party shall immediately disable any URLs and block IP addresses containing the other party's Marks and each party shall discontinue all uses of each Licensor's marks within thirty (30) days, provided, however, each party may reduce such time period if in that party's reasonable determination, continuation of the use of such Marks would have a material adverse effect upon the reputation of, or the goodwill associated with, the Marks, the party or its Affiliates.

ARTICLE XIX. CONTINGENCY PLANS; DISASTER RECOVERY

         To ensure that there is no disruption of operations with respect to the Services to be provided by Intersections hereunder, Intersections agrees to obtain Citi's prior written approval, which may not be unreasonably withheld, for, have in place, and implement when necessary, a contingency plan for business continuity, and if necessary for business resumption and recovery with specific time frames, that (i) reasonably meet the needs of the Program and Services and (ii) will enable Intersections to continue operations in the event of a significant disturbance in its normal operations. Intersections shall also obtain Citi's prior written approval, which may not be unreasonably withheld, for, have in place, and implement when necessary a disaster recovery plan to ensure that duplicate copies of all data relating to the Services and each Program provided by Intersections are stored in a secure manner in a remote location and can be retrieved in the event that a disaster disrupts Intersections' operations. Intersections shall update the contingency and disaster recovery plans, as necessary, including with respect to any new Program provided by Intersections. Intersections agrees to conduct full tests of the approved plans at least once each year and to provide to Citi, in a format reasonably acceptable to Citi, written reports of the results of such tests.

ARTICLE XX. REPRESENTATIONS, WARRANTIES, AND COVENANTS

         A.       Intersections represents, warrants and covenants that:

              (1) it has the authority to enter into and perform this Agreement according to its terms and conditions;

              (2) each representative who executes this Agreement has the authority to do so and to bind Intersections to all of its terms;

              (3) it shall comply with all applicable laws, rules, and regulations including, but not limited to, all applicable consumer protection laws and regulations, in the performance of Services, and shall promptly advise Citi in the event of new or modified regulatory and statutory requirements that may necessitate a change in the Services or the manner in which Intersections provides the Services and shall comply with such new and modified requirements in a timely manner;

              (4) it shall obtain all necessary consents and authorizations prior to providing Services;

              (5) it shall provide to Participating Customers the Services in accordance with the provisions of this Agreement and the Marketing Materials provided by Citi;

              (6) none of Intersections names, Marks or marks, content or graphics that Intersections authorizes Citi to use in connection with the Program and the Services, nor any Fulfillment Materials created by Intersections for use by Citi pursuant to this Agreement, infringe on the intellectual property (including trademark, copyright, patent, privacy and publicity) rights of any party or give rise to any colorable claims based on such rights or rights based on other laws, whether statutory or under common law (including tort, contract, and advertising law);

              (7) it and any approved subcontractor or agent shall conduct an annual security survey based on which it shall revise the Intersections Information Sheet and Security Audit Questionnaire at least once each year, for retention by Intersections and submission to Citi upon its request; and

              (8) while any Program under this Agreement is in effect and for a period of six (6) months after the discontinuation of the Program, it shall not hire or solicit the employment of any person whom Citi employed during the period of this Agreement or during the six-month period preceding the Effective Date.

         B.       Citi represents, warrants and covenants that:

              (1) it has the authority to enter into and perform this Agreement according to its terms and conditions;

              (2) each representative who executes this Agreement has the authority to do so and to bind the designated Citi entity to all of its terms;

              (3) it shall comply with all applicable laws, rules, and regulations while performing its responsibilities hereunder or marketing the Program, and shall promptly advise Intersections in the event of new or modified regulatory and statutory requirements that may necessitate a change in the marketing of the Program or performance of Citi's responsibilities hereunder and shall comply with such new and modified requirements in a timely manner;

              (4) it shall obtain any necessary consents and authorizations prior to performing such responsibilities;

              (5) all Marketing Materials prepared or provided by Citi in connection with this Agreement are and shall be true, fair, accurate, and complete, and not deceptive under applicable state laws and regulations; and

              (6) none of Citi's names, Marks, content or graphics used in connection with the program, or any Marketing Materials created or used by Citi pursuant to this Agreement, infringe on the intellectual property (including trademark, copyright, patent, publicity and privacy) rights of any party or give rise to any colorable claims based on such rights or rights based on other laws, whether statutory or under common law (including tort, contract, and advertising law), provided, however, the foregoing does not apply to New Citi Program Marks as defined in Article VI.A hereof and the Tagline set out in Attachment F.

         C. No party shall be liable for breach of representation or warranty caused by the other party's breach of it representation, warranty, covenant or obligation.

ARTICLE XXI. INDEMNIFICATION

         A. Intersections shall hold Citi, its Affiliates, and their respective officers, directors, employees, and agents harmless from and indemnify them against any and all claims, suits or proceedings, liabilities, losses, damages and expenses whatsoever, including reasonable attorneys' and experts' fees (including all fees incurred by Citi under Article XXI.B. below), arising out of or in connection with:

              (1) Any claim, regardless of the merits, by a third party, including any Customer or government agency, with respect to Services under this Agreement, including any claim that the provision of or failure to provide any Service by Intersections (or any of its subcontractors and agents) to Citi or its Customers, including any claim regarding the quality or value of such Service or asserting product liability, wrongful death, personal injury, or damage to property, violates any right or property interest of a Customer or any third party, including any such right or property interest based upon principles of tort, patent, copyright, defamation, privacy, plagiarism, piracy, trademark, trade secret, or consumer protection law, notwithstanding that Citi may have approved the Services;

              (2) A breach by Intersections of any representation, warranty or covenant, including those set out in this Agreement and those made by Intersections to Citi or Customers; and

              (3) Any violation by Intersections or any subcontractor or agent of Intersections of federal, state or local laws or regulations applicable to Intersections' activities in connection with this Agreement or its business relationship with Citi.

         B. Intersections shall afford Citi the opportunity to defend or participate in the defense of any claim that would be eligible to be indemnified by Intersections hereunder. Costs of such defense (including lawyers' and experts' fees) shall be paid by Intersections under this Article XXI. Citi shall confer with Intersections during the course of such litigation regarding strategy and costs. In the event that Citi elects to defend independently any claim eligible for indemnification hereunder, Citi shall allow Intersections to participate in the defense, which shall be at Citi's direction. Citi shall inform Intersections of any settlement proposal that Citi may receive and Citi shall exercise reasonable good faith judgment in determining whether and on what terms to accept any proposed settlement of a claim that it elects to defend. Neither party shall enter into any settlement of such a claim that imposes any obligation upon the other party (other than the obligation to pay a monetary amount) without that party's consent, which shall not be unreasonably withheld. Notwithstanding anything to the contrary in this paragraph,

Intersections shall have the sole unlimited discretion to direct the defense of and decide whether to settle any claim with respect to Intersections' Marks.

         C. Citi shall hold Intersections, its Affiliates, and their respective officers, directors, employees, and agents harmless from and indemnify them against any and all claims, suits or proceedings, liabilities, losses, damages and expenses whatsoever, including reasonable attorneys' and experts' fees (including fees incurred under Article XXI.D below), arising out of or in connection with:

              (1) Any claim by a third party, including any Customer, regardless of the merits, arising out of Citi's breach of its obligations under this Agreement, but only where such claim does not include allegations of actions by Intersections that would constitute a breach of this Agreement;

              (2) Any claim by a third party, regardless of the merits, that any Citi Mark, including but not limited to any New Citi Program Marks and the Tagline set out in Attachment F, appearing on Marketing Materials violates any right or property interest of such third party;

              (3) A breach by Citi of any representation, warranty or covenant set out in this Agreement;

              (4) Any violation by Citi of federal, state or local laws or regulations applicable to Citi's activities in connection with this Agreement or its business relationship with Intersections; and

              (5)    Any claim arising from a Citi Product.

         D. Citi shall afford Intersections the opportunity to participate in the defense of any claim that would be eligible to be indemnified by Citi hereunder. Costs of such defense (including lawyers' and experts' fees commensurate with the amounts incurred by Citi in comparable litigation) shall be paid by Citi under this Article XXI. Intersections shall confer with Citi during the course of such litigation regarding strategy and costs. In the event that Intersections elects to defend any claim eligible for indemnification hereunder, Intersections shall allow Citi to participate in the defense, which shall be at Intersections' direction. Intersections shall inform Citi of any settlement proposal that Intersections may receive, and Intersections shall exercise reasonable good faith judgment in determining whether and on what terms to accept any proposed settlement of a claim that it elects to defend. Neither party shall enter into any settlement of such claim that imposes any obligation upon the other party (other than the obligation to pay a monetary amount) without that other party's consent, which shall not be unreasonably withheld or delayed. Notwithstanding anything to the contrary in this paragraph, Citi shall have the sole unlimited discretion to direct the defense of and decide whether to settle any claim with respect to Citi Marks.

         E. Except with respect to indemnification of claims by third parties under this Article XXI, or unauthorized use of the other party's Confidential Information or intellectual property, in no event will either party be liable to the other for any indirect, exemplary, punitive, special or consequential damages including, without limitation, lost profits, even if the breaching party had been advised of the possibility of such damages.

ARTICLE XXII. INDEPENDENT CONTRACTOR

         Each party shall perform under this Agreement as an independent contractor, and nothing contained in this Agreement or otherwise shall be deemed to create any employment relationship, partnership, or joint venture between Intersections and Citi. Intersections acknowledges that Services performed are solely within its control, and Citi acknowledges that its marketing of the Program is solely within its control, and neither party nor any of its employees will hold itself out as anything but an independent contractor to the other party.

ARTICLE XXIII. INSURANCE

         Intersections shall obtain and maintain for such time as this Agreement remains in effect all insurance coverage required by federal or state law, including, without limitation, workers' compensation and disability insurance. Intersections shall maintain the following minimum insurance coverage: (a) commercial general liability insurance in the minimum amount of $1,000,000.00 per occurrence and $2,000,000.00 aggregate, including broad form contractual liability and broad form vendor's coverage; (b) errors and omissions coverage with a limit of $1,000,000.00; (c) worker's compensation in statutory limits required for each state in which Intersections shall operate under the terms of this Agreement; (d) employer's liability coverage of at least $1,000,000.00 per occurrence; and (e) fidelity bond coverage of at least $1,000,000.00 per loss, protecting against employee dishonesty, theft, robbery, forgery and altered documents. Such insurance (with the exception of the errors and omissions coverage) shall include as a loss payee, as their interest may appear, Citi and its parent corporation and all affiliated, associated and subsidiary companies, for any insurable losses incurred by Citi related to the provisions of this Agreement. Intersections shall furnish Citi with certificate(s) of insurance evidencing such coverages, naming Citi an additional insured under each such policy of insurance, and requiring any insurer that provides any coverage hereunder to notify Citi at least thirty (30) days prior to cancellation or a change in coverage that would materially affect Citi's coverage as loss payee or additional insured.

ARTICLE XXIV. ASSIGNMENT

         This Agreement and its obligations may not be assigned by either party except upon written consent of the other party, provided, however, this Article XXIV shall not preclude Citi from assigning rights and obligations under this Agreement among its affiliates, with respect to which Citi shall have full discretion.

ARTICLE XXV. FORCE MAJEURE

         Neither party shall be in default or otherwise liable for any delay in or failure of its performance under this Agreement where such delay or failure arises by reason of any Act of God, or any government or governmental body, war, insurrection, the elements, strikes or labor disputes, or other cause beyond the control of such party (a "Force Majeure Event"). A Force Majeure Event does not include any occurrence set forth in List I of Attachment C. In addition, a Force Majeure Event does not excuse any failure or delay in any payment obligation. Citi may terminate this Agreement immediately upon written notice if a Force Majeure Event prevents or delays Intersections' performance by more than thirty (30) days after its occurrence.

ARTICLE XXVI. WAIVER; SEVERABILITY

         A. A failure or delay of either party to enforce any of the provisions of this Agreement may in no way be construed to be a waiver of such or any other provision.

         B. Any provision of this Agreement that is invalid, illegal or unenforceable for any reason shall be ineffective only to the extent of such invalidity, illegality or unenforceability, without affecting in any way the remaining provisions or rendering any other provision of this Agreement invalid, illegal or unenforceable.

ARTICLE XXVII. CHOICE OF LAW; WAIVER OF JURY TRIAL

         This Agreement and the respective rights and obligations of the parties shall be governed by the laws of the State of Delaware, without regard to principles of conflicts of laws (whether Delaware or any other jurisdiction). Intersections and Citi waive the right to a trial by jury in any proceeding brought against the other with respect to this Agreement or Intersections' Services in connection with the Program.

ARTICLE XXVIII. REMEDIES NOT EXCLUSIVE

         The remedies set out in this Agreement are not exclusive, and are in addition to all other remedies that may be available to the parties under governing law.

ARTICLE XXIX. SURVIVAL OF AGREEMENT TERMS

         The provisions of Articles VI.C. through H., XV, XVIII.C, XX.A.8 and XXI shall survive any termination of this Agreement and shall continue in full force and effect.

ARTICLE XXX. NOTICES

         Any notice or communication required under this Agreement will be effective when received and sufficient if given in writing and delivered by certified mail, registered mail or by an overnight delivery service of general commercial use (such as United States Postal Service, United Parcel Service, Federal Express, or Airborne) addressed as follows:

     To Citi:           Citicorp Credit Services, Inc.
                        One Court Square -
                        Long Island City, NY 11120
                        Attention: Vice President, Cross-Sell Strategic Planning
                        and Development
     with a copy to:    Citicorp Credit Services, Inc.
                        One Court Square - 41st Floor
                        Long Island City, NY 11120
                        Attention:  Muriel Reynard, Esq.

     and, if with respect to Marks, with a copy to:

                        Anne Moses
                        Chief Trademark Counsel
                        Citigroup
                        425 Park Avenue
                        New York, NY 10043
                        Fax:     212-793-4405

     To Intersections:  Intersections Inc.
                        14901 Bogle Drive, Suite 300
                        Chantilly, VA 20151
                        Attn:  Chief Financial Officer

     with a copy to     Intersections Inc.
                        14901 Bogle Drive, Suite 300
                        Chantilly, VA 20151
                        Attn:   General Counsel

or to such other person or address as any such party may designate by notice duly given to the other party as provided herein. Such notice or communication shall be deemed to have been given upon the date of receipt.

ARTICLE XXXI. REGULATORY AND CREDIT REPORTING AGENCY REQUIREMENTS

         A. With respect to any provision of this Agreement that specifically requires that Provider modify the Program, the Services or the Marketing Materials as directed by Citi, or refrain from making such modification or taking an action without Citi's consent, Provider is not prohibited from making or refraining from making, as applicable, the modification, or taking the action, to the extent required by law, regulation court order, or order or pronouncement of a government agency with appropriate jurisdiction. Provider shall, however, give Citi prior written notice that Provider is making or refraining from making, as applicable, the modification, with the reason therefor, and Citi may then terminate this Agreement upon thirty
(30) days prior written notice.

         B. If a Credit Reporting Agency demands that Provider comply with a requirement that it may impose as a condition of Provider's furnishing the Program or Services, and such requirement conflicts with the provisions of this Agreement, the parties shall make a reasonable effort to resolve the conflict.

         C. If a court or government agency with appropriate jurisdiction opines, alleges or finds that Intersections is a "Seller" under the TSR, or the Services are sold by or on behalf of Intersections within the meaning of the TCPA or another law, regulation or rule, then the parties shall work together reasonably and in good faith to make such changes as are necessary to comply with the TSR, TCPA or other law, rule or regulation, as applicable.

ARTICLE XXXII. ENTIRE AGREEMENT; CONFLICTS; AMENDMENT

         A. This Agreement, together with the attached Attachments, constitutes the entire Agreement between Citi and Intersections with respect to the subject matters addressed herein and supersedes and replaces all previous agreements between the parties and their predecessors with respect to the subject matter hereof.

         B. This Agreement is and shall be binding upon and inure to the benefit of both parties and their respective legal representatives, successors, and permitted assigns and may not be changed or modified except in a writing signed by both parties.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed the day and year written below.

CITIBANK (SOUTH DAKOTA), N.A.            INTERSECTIONS INC.

By:    ______________________________    By:    ______________________________

Name:  ______________________________    Name:  ______________________________

Title: ______________________________    Title: ______________________________

CITIBANK USA, N.A.                       CITICORP CREDIT SERVICES, INC.

By:    ______________________________    By:    ______________________

Name:  ______________________________    Name:  ______________________

Title: ______________________________    Title: ______________________

                                  ATTACHMENT A
                       CITI(SM) CREDIT MONITORING SERVICE
                             BENEFITS AND SERVICES

Intersections shall provide the following benefits and services to Participating Customers.

         1 BUREAU ("1B") CREDIT REPORT & MONITORING SERVICE WITH 3 BUREAU ("3B") CREDIT REPORT AND MONITORING SERVICE UPGRADE OPTION, AT NO ADDITIONAL COST TO THE PARTICIPATING CUSTOMERS. CUSTOMER CAN REQUEST A 3B REPORT & 3B SCORES AS FREQUENTLY AS THE BUREAU DATA IS REFRESHED.

         PRODUCT FEATURES (1B):

         -        1 BUREAU CREDIT REPORT

         -        1 BUREAU CREDITXPERT SCORE

         -        1 BUREAU CREDIT SCORE ANALYSIS

         -        1 BUREAU NOTIFY EXPRESS MONITORING SERVICE

         - 30 DAY NO NEWS IS GOOD NEWS (ONLINE) OR 90 DAY NO NEWS IS GOOD NEWS (OFFLINE)

         -        1 BUREAU CREDITXPERT CREDIT ANALYZER (AVAILABLE ONLINE ONLY)

         -        OPTION TO UPGRADE AT ANY TIME FROM 1B TO 3B PRODUCT

         -        CREDIT EDUCATION SPECIALISTS

         -        FRAUD RESOLUTION RESOURCE CENTER

         - MONTHLY NEWSLETTER (ONLINE) - CITI MAY AT ANY TIME, UPON REASONABLE PRIOR WRITTEN NOTICE TO INTERSECTIONS, ELIMINATE THIS BENEFIT FROM THE PROGRAM.

         - QUARTERLY NEWSLETTER (OFFLINE) - CITI MAY AT ANY TIME, UPON REASONABLE PRIOR WRITTEN NOTICE TO INTERSECTIONS, ADD THIS BENEFIT TO THE PROGRAM AT PRICING SPECIFIED IN ATTACHMENT G.

         PRODUCT FEATURES (3B):

         -        3 BUREAU CREDIT REPORT

         -        3 BUREAU CREDITXPERT SCORE

         -        3 BUREAU CREDIT SCORE ANALYSIS

         -        3 BUREAU NOTIFY EXPRESS MONITORING SERVICE

         - 30 DAY NO NEWS IS GOOD NEWS (ONLINE) OR 90 DAY NO NEWS IS GOOD NEWS (OFFLINE)

         -        3 BUREAU CREDIT ANALYZER (AVAILABLE ONLINE ONLY)

         -        CREDIT EDUCATION SPECIALISTS

         -        FRAUD RESOLUTION RESOURCE CENTER

         -        MONTHLY NEWSLETTER (ONLINE)

         -        QUARTERLY NEWSLETTER (OFFLINE)

CCMS Intersections Agmt Attachment A

         THE PRODUCT FEATURES ARE DEFINED AND DESCRIBED AS FOLLOWS:

                  1 BUREAU CREDIT REPORT

                  - A credit report is included in the fulfillment kit or provided online depending on enrollment method.

                  - The credit report will cover 1 bureau (currently Equifax but may be changed at Intersections option).

                  - Report includes public records, collection items, account information, hard inquiries, identification information, address information, employment information, credit summary, and creditors contact information (if available).

                  Logistics:

                  - Fulfillment kits and the Website also include guidelines and definitions for understanding and evaluating the credit profile.

                  - Participating Customers will have the option and ability to upgrade to three bureau reports by coupon (offline) or by website (online).

                  - Web Participating Customers have 90 days unlimited access to their bureau information and (while still subscribing to the Program) by visiting the Participating Customers' section of the web site.

                  - Web Participating Customers may refresh their bureau information every 30 days (while still subscribing to the Program) by visiting the Participating Customers' section of the web site.

                  1B CREDITXPERT CREDIT SCORE

                  - The score will be based on information contained in the Equifax credit report but may be changed at Intersections' option.

                  - Includes analysis of positive and negative factors affecting the score.

                  - The purchase of the Program is necessary to receive a credit score.

                  Logistics:

                  - Included with the fulfillment kit containing the credit report or online.

                  - Web Participating Customers may refresh their credit score every 30 days (while still subscribing to the Program) by visiting the Participating Customers' section of the web site.

                  1B NOTIFY EXPRESS CREDIT MONITORING

                  - Participating Customers credit files will be monitored each business day and notifications will be generated when new inquiries, new addresses or account openings are made on their reports.

                  - The notification will cover 1 bureau (currently Equifax but may be changed at Intersections option).

                  - Participating Customers will have access to the Intersections Participating Customer service center for assistance with questions regarding their Notify Express notifications.

                  Logistics:

                  - Delivery of notifications will be each business day and are delivered via mail or online with e-mail alerts directing Participating Customer to the Participating Customer's section of the web site.

                  1B CREDITXPERT CREDIT ANALYZER

                  - Online analytical tool that allows Participating Customers to perform "what if" scenarios.

                  - The credit analyzer will contain data from the Equifax credit report but may be changed at Intersections option.

                  - Web Participating Customers have unlimited access (while still subscribing to the Program) by visiting the Participating Customers' section of the web site.

                  3 BUREAU REPORT UPGRADE

                  - A credit report is included in the Participating Customer fulfillment kit or provided online depending on enrollment method.

                  - The credit report will cover 3 bureaus (Equifax, Experian, TransUnion).

                  - Report includes public records, collection items, account information, inquiries, identification information, address information, employment information, credit summary, and creditors contact information (if available).

                  Logistics:

                  - Participating Customers must sign and return the upgrade coupon to receive their 3-bureau profile or request the 3B option online after initial fulfillment of the 1B product.

                  - Fulfillment kits and the Website also include guidelines and definitions for understanding and evaluating the credit profile.

                  3B NOTIFY EXPRESS CREDIT MONITORING

                  - Participating Customers' credit files will be monitored each business day and notifications will be generated when new inquiries, new addresses or account openings are made on their reports.

                           - The notification will cover all 3 bureaus (Equifax, Experian, TransUnion). Online members will receive alerts whenever new accounts are opened, changes are made to existing accounts, inquires are made, address changes are reported and public records or changes to public records are reported to all three bureaus.

                           - Offline members will receive alerts whenever new accounts are opened, inquiries are made and address changes are reported at Equifax.

                  - Participating Customers will have access to the Intersections Participating Customer service center for assistance with questions regarding their Notify Express notifications.

                  Logistics:

                  - Delivery of notifications will be each business day and are delivered via mail or online with e-mail alerts directing Participating Customer to the Participating Customer's section of the web site.

                  3B CREDITXPERT CREDIT SCORE

                  - The score will be based on information contained in all three bureaus (Equifax, Experian, Trans Union).

                  - Includes analysis of positive and negative factors affecting the score.

                           - ONLINE - ALL POSITIVE AND NEGATIVE FACTORS FROM ALL BUREAUS PRESENTED

                           - OFFLINE - 3 POSITIVE AND 3 NEGATIVE FACTORS FROM EQUIFAX, ALL OTHER BUREAUS ARE AVAILABLE ONLINE

                  - The optional upgrade to a 3-bureau credit report is necessary to receive 3 credit scores.

                  Logistics:

                  - Included with the fulfillment kit containing the credit report or online.

                  - Web Participating Customers may refresh their credit scores every 30 days (while still subscribing to the Program) by visiting the Participating Customers' section of the web site.

                  3B CREDITXPERT CREDIT ANALYZER

                  - Online analytical tool that allows Participating Customers to perform "what if" scenarios.

                  - The credit analyzer will contain data from all three bureaus (Equifax, Experian, Trans Union).

                  - Web Participating Customers have unlimited access (while still subscribing to the Program) by visiting the Participating Customers' section of the web site.

                  VERIFICATION KIT/LETTER

                  - If a Participating Customer fails Quality Control, the Participating Customer will be sent a Verification Kit/Letter indicating the need to contact the Participating Customer Service Center immediately.

                  - A letter alerting the Participating Customer to contact Intersections to verify personal information.

                  Logistics:

                  - Participating Customer can contact the credit education specialists via phone or mail.

                  -   Hours of operation (subject to change)

                      - 8:00 a.m. - 11:00 p.m. Monday through Friday, Eastern
                        Time

                      - 9:00 a.m. - 6:00 p.m. Saturday, Eastern Time

CCMS Intersections Agmt Attachment A

                  CREDIT EDUCATION SPECIALISTS

                  - Citi Credit Monitoring Service Participating Customers will have access to a unique toll-free telephone number for questions related to credit education.

                  - Resources trained to answer Participating Customer's questions regarding their credit profile, and any other credit education related items.

                  - Participating Customers can contact the credit education specialists as often as necessary.

                  Logistics:

                  - Participating Customer can contact the credit education specialists via phone or mail.

                  -   Hours of operation (subject to change)

                      -   8:00 a.m. - 11:00 p.m. Monday through Friday, Eastern
                          Time

                      -   9:00 a.m. - 6:00 p.m. Saturday, Eastern Time

                  FRAUD RESOLUTION RESOURCE CENTER

                  Defined:

                  - Call center accessible to Participating Customers via a toll-free telephone number.

                  - Resources trained to assist Participating Customers who suspect they have become a victim of identity fraud. Resources will help Participating Customers through the process of clearing the fraudulent items from their file.

                  - Services include but not limited to, completing any forms, contacting credit agencies, etc. when possible on behalf of Participating Customer to assist in reestablishing credit standing and identity.

                  - Participating Customer can contact the fraud resolution resources as often as necessary.

                  Logistics:

                  - Participating Customer can contact the fraud resolution specialists via phone, mail or by submitting questions via email.

                  -   Hours of operation: (subject to change)

                      -   8:00 a.m. - 11:00 p.m. Monday through Friday, Eastern
                          Time

                      -   9:00 a.m. - 6:00 p.m. Saturday, Eastern Time

                  NEWSLETTER

                  An e-newsletter than contains information on topics related to credit and fraud issues, available monthly (online) or quarterly (offline).

Intersections shall also provide the following features in connection with the
Program:

         1. Participating Customer Service/Credit Education - Trained Specialist available to assist Participating Customers with questions related to the Credit Profile or any other credit education related items.

         2. Participating Customer Service/Fraud Resource Center - Trained Specialist available to assist Participating Customers who suspect they have become a victim of identity fraud. Citi may at any time, upon reasonable prior written notice to Intersections, request that Intersections cease to provide some or all fraud resource services when and if Citi is prepared to handle the process internally. The foregoing is subject to agreement by Citi and Intersections on processes and procedures for directing Customers to the Citi-provided services and any services retained by Intersections.

         3. Participating Customer Service/Technical Questions - Assist Participating Customers who have technical questions regarding online enrollment and delivery of the Citi Credit Monitoring Service on the Website.

CCMS Intersections Agmt Attachment A

                                  ATTACHMENT B
                         INFORMATION SECURITY STANDARDS
                 FOR CITI CARDS CROSS-SELL THIRD PARTY VENDORS


**
_________________
** This information is confidential and has been omitted and separately filed with the Securities and Exchange Commission.

                                  ATTACHMENT C




**
_________________
** This information is confidential and has been omitted and separately filed with the Securities and Exchange Commission.

                                  ATTACHMENT D:
                     CUSTOMER SERVICE PERFORMANCE STANDARDS


**
_________________
** This information is confidential and has been omitted and separately filed with the Securities and Exchange Commission.

                                  ATTACHMENT E

                                                                            CITI

CITIGROUP PRIVACY PROMISE FOR CONSUMERS

While information is the cornerstone of our ability to provide superior service, our most import asset is our customers' trust. Keeping customer information secure and using it only as our customers would want us to, is a top priority for all of us at Citibank, now a member of the Citigroup family of companies.

Here, then, is our promise to our individual customers:

1) We will safeguard, according to strict standards of security and confidentiality, any information our customers share with us.

2) We will limit the collection and use of customer information to the minimum we require to deliver superior service to our customers, which includes advising our customers about our products, services and other opportunities, and to administer our business.

3) We will permit only authorized employees, who are trained in the proper handling of customer information, to have access to that information. Employees who violate our Privacy Promise will be subject to our normal disciplinary process.

4) We will not reveal customer information to any external organization unless be have previously informed the customer in disclosures or agreements, have been authorized by the customer, or are required by law.

5) We will always maintain control over the confidentiality of our customer information. We may, however, facilitate relevant offers from reputable companies. These companies are not permitted to retain any customer information unless the customer has specifically expressed interest in their products or services.

6) We will tell customers in plain language initially and at least once annually, how they may remove their names from marketing lists. At any time, customers can contact us to remove their names from such lists.

7) Whenever we hire other organizations to provide support services, we will require them to conform to our privacy standards and to allow us to audit them for compliance.

8) For purposes of credit reporting, verification and risk management, we will exchange information about our customers with reputable reference sources and clearinghouse services.

9) We will not use or share - internally or externally - personally identifiable medical information for any purpose other than underwriting or administration of a customer's policy, claim, or account, or as disclosed to the customer when the information is collected, or to which the customer consents.

10) We will attempt to keep customer files complete, up to date, and accurate. We will tell our customers how and where to conveniently access their account information (except when we're prohibited by law), and how to notify us about errors which we will promptly correct.

                                  ATTACHMENT F
                                   CITI MARKS

CITI

     As part of:

          Citi Credit Monitoring Service
               For  use on Website
               For use on other Fulfillment Materials

          Citi Cardmembers
               For use on Website
               For use on other Fulfillment Materials

          www.creditmonitoring.citi.com
               For use on Website during Phase I only
               For use on other Fulfillment Materials

[CITI LOGO]

     For use on Website
     For use on Other Fulfillment Materials

CITIGROUP

     As part of:

          Citigroup Privacy Promise

          For use on Website

[CITIGROUP LOGO]

     As part of:

          [A MEMBER OF CITIGROUP LOGO]

          For use on Website

                                   CITI MARKS

     Blue Wave Design

     For use on Website

BECAUSE IT'S SAFER TO KNOW THAN TO GUESS.   ("Tagline")

     For use on Website
     For use on Other Fulfillment Materials

New Citi Program Marks if and when any such marks are added pursuant to the process set forth in Article VI.A.

                               INTERSECTIONS MARKS

INTERSECTIONS TRADEMARKS:

Intersections Inc. (no comma) is a federally registered trademark of Intersections Inc. (To date, we have not required the actual (R) to appear beside Intersections.)

Notify Express(SM)

TRADEMARKS USED BY THIRD PARTIES AFFILIATED WITH INTERSECTIONS INC.:

CreditXpert(R) (first time mention)
CreditXpert Credit Score(TM) (first time mention)
CreditXpert Credit Scores(TM) (first time mention)

*No specific fonts are necessary on any of the above trademarks.

CCMSIntersectionsAgmt.AttachF.2

                                  ATTACHMENT G

                         CITI CREDIT MONITORING SERVICE

                                  COMPENSATION

FEE CALCULATION. At the beginning of each month, Intersections will send an invoice to Citi for the prior month's activity for which Citi shall pay Intersections 30 days after its receipt of the invoice the fees set forth in the following Fee Schedule:

                                  FEE SCHEDULE

                                      **
_________________
** This information is confidential and has been omitted and separately filed with the Securities and Exchange Commission.

The First Fulfillment and Second Fulfillment fees will be paid per fulfillment event per Participating Customer, as described in the Fulfillment Event Table below (each a "Fulfillment Event"). A Fulfillment Event will be counted upon completion of the Fulfillment Event, or an attempt that fails due to (a) failure to pass Intersections' ADQFC process, (b) the data supplied by Citi or the Customer, (c) a bureau decline, or (d) a third party communication failure. No more than one First Fulfillment event will be counted for a Participating Customer. No more than one Second or subsequent Fulfillment Event will be counted for a Participating Customer in any thirty (30) day period.

The 1-Bureau Monitoring and 3-Bureau Monitoring fees will be paid per month, based on the number of Participating Customers under enrollment in the month. The number of Participating Customers under enrollment in the month will be calculated as follows:

         1. A Participating Customer is enrolled when Citi provides an enrollment file for the Participating Customer, or the Participating Customer submits an enrollment order through the Website, and Intersections first receives credit information from an applicable credit bureau for delivery to the Participating Customer.

         2. The number of Participating Customers under enrollment during the month is:

                  a. The number of Participating Customers under a then current enrollment at the beginning of the month; plus

                  b. The number of Participating Customers who enrolled during the month and remain under enrollment at the end of the month.

The Fulfillment Events are further defined in the following table:

                            FULFILLMENT EVENT TABLE


                                      **
_________________
** This information is confidential and has been omitted and separately filed with the Securities and Exchange Commission.

Invoicing and Payment. Intersections shall send Citibank an invoice based on the fees for the preceding month. All invoices submitted by Intersections shall be supported by reasonable documentation if requested by Citibank. Citibank will pay such fees within 30 days of its receipt of Intersections' invoice.

Phase I Start-Up Fee. No more than 30 days after execution of this Agreement, Citi will pay a fee of $** for set up of the Website for Phase I. For a period of 6 months, beginning with the date the Website is first used to successfully enroll a Customer, Citi will receive a credit of $** per Fulfillment Event (first and subsequent) based on any enrollments (online or offline), up to a maximum of $**.



_________________
** This information is confidential and has been omitted and separately filed with the Securities and Exchange Commission.

Set-up Fee and Subsequent Changes. Citi shall pay a $** set up fee for the development required to modify the existing offline and online collaterals to incorporate the insurance benefit provided by Citi -selected insurance provider. Intersections will charge Citi $ **/hr for any subsequent changes to online and offline collaterals.



_________________
** This information is confidential and has been omitted and separately filed with the Securities and Exchange Commission.

                                  ATTACHMENT H

                         CITI CREDIT MONITORING SERVICE
                    CERTAIN PROCEDURES AND RESPONSIBILITIES

1. DIVISION OF CERTAIN RESPONSIBILITIES:

         1.1. With respect to Phase I, each party shall be responsible for the processes assigned to it in the table below (subject as applicable to the definitions set forth in Section 1.3 below):


**
_________________
** This information is confidential and has been omitted and separately filed with the Securities and Exchange Commission.

         1.2. With respect to Phase II each party shall be responsible for the processes assigned to it in the table below (subject as applicable to the definitions set forth in Section 1.3 below):

**
_________________
** This information is confidential and has been omitted and separately filed with the Securities and Exchange Commission.

         1.3. The following definitions apply to the tables set forth in Sections 1.1 and 1.2 above:

                  A. Data Capture - Obtain all required information from prospects to process the enrollment.

                  B. Identity Verification - Verify that the information being provided by prospects corresponds to the individual that is providing it.

                  C. Credit Report Authorization - Obtain from the prospect authorization (in a manner acceptable to the credit reporting agencies(s)) to permit Intersections Provider to access their credit reporting agency files.

                  D. Initial Credit Card Authorization - Verify that the credit card provided is valid.

                  E. Account Servicing - Process and store account information to activate and service Participating Customer.

                  F. Enrollment File Transfer - Creation and transmission of the enrollment file to notify other party of the enrollment to keep the databases in sync.

                  G. Retention and Retrieval of enrollment / authorization information - Collect and store in an agreed upon format, for an agreed upon period of time, the enrollment and credit reporting agency authorization information for later retrieval and verification.

                  H. Fulfillment - Delivery of Service benefits.
Billing & Collection - The billing and collection of Service fees from each Participating Customer.

2. MARKETING AND AUTHORIZATION.

         2.1.     **

_________________
** This information is confidential and has been omitted and separately filed with the Securities and Exchange Commission.

         2.2. Telemarketing shall be conducted under a telemarketing script approved by both parties in writing. A party's approval may not be unreasonably withheld or delayed.

         2.3. Citi must provide Intersections 30 days prior written notice of any vendor used for telemarketing or otherwise for the receipt, collection or maintenance of authorization records. Within 15 days of written request by Intersections, Citi shall, or shall cause its vendor to, provide Intersections written evidence of the vendor's ability to comply with laws, regulations and credit reporting agency requirements applicable to authorization for the Service, and, if applicable, telemarketing.

3. PROJECTIONS.  **

_________________
** This information is confidential and has been omitted and separately filed with the Securities and Exchange Commission.

4. CUSTOMER SERVICE ROUTING. Customer service will be routed in accordance with the following procedures, except as otherwise agreed by the parties in writing:

                         CCMS CUSTOMER SERVICE CALL FLOW



**
_________________
** This information is confidential and has been omitted and separately filed with the Securities and Exchange Commission.